EXHIBIT 99.1

RepliGen                                 Repligen Corporation
                                         41 Seyon Street, Building #1, Suite 100
                                         Waltham, Massachusetts 02453
                                         Telephone: 781-250-0111
                                         Telefax:   781-250-0115

FOR IMMEDIATE RELEASE
--------------------------------------------------------------------------------
CONTACT:
Walter C. Herlihy, Ph.D.                                         David A. Walsey
President and Chief Executive Officer                            The Ruth Group
(781) 250-0111, ext. 2000                                        (646) 536-7029

              Repligen Reports Third Quarter 2004 Financial Results

WALTHAM, MA - February 11, 2004 - Repligen Corporation (NASDAQ: RGEN) today reported results for the third quarter of fiscal year 2004 ended December 31, 2003. Total revenue for the quarter was $1,321,000 compared to total revenue of $2,417,000 for the third quarter of fiscal year 2003. Gross profit for the quarter was $539,000, or 41% of revenue compared to $1,276,000, or 53% of revenue for the third quarter of fiscal year 2003. Operating expenses for the third quarter of fiscal year 2004 were $2,766,000 compared to $2,182,000, for the third quarter in fiscal year 2003. The net loss for the third quarter of fiscal year 2004 was $2,127,000 or $.07 per share, compared to a net loss of $766,000 or $.03 per share for the third quarter of fiscal year 2003. Cash and investments as of December 31, 2003 were $25,659,000.

For the nine-month period ended December 31, 2003, total revenues were $4,801,000 compared to $5,724,000 for the same period in fiscal 2003. For the nine-month period ended December 31, 2003, gross profit was $2,423,000, or 50% of revenue compared to $3,252,000, or 57% of revenue for the same period in fiscal year 2003. Operating expenses for the nine-month period ended December 31, 2003 were $9,011,000 compared to $6,556,000 for the same period in fiscal year 2003. For the nine-month period ended December 31, 2003, the net loss was $6,295,000 or $.21 per share compared to $2,839,000 or $.11 per share for the same period in fiscal year 2003.

                     Update on Product Development Programs

CTLA4-Ig

      o The United States Patent and Trademark Office issued U.S. patent # 6,685,941 covering the use of CTLA4-Ig for the treatment of rheumatoid arthritis, multiple sclerosis, systemic lupus erythematosis and scleroderma. Repligen owns the exclusive rights to this patent through license agreements with The University of Michigan (the University) and the United States Navy. This patent will remain in force until 2021 and is independent from the patents on CTLA4-Ig that are the subject of the lawsuit that Repligen and the University are prosecuting against Bristol-Myers Squibb (Bristol).

      o Repligen and the University are prosecuting a lawsuit against Bristol for correction of inventorship of certain CTLA4 patents issued to Bristol. We are currently appealing the September 2003 finding of the District Court that Repligen and the University had not proven that a University scientist is an inventor of the patents in suit. In December 2003, we filed our written brief with the United States Court of Appeals for the Federal Circuit concerning the ruling of the District Court and anticipate that Bristol will file its brief this quarter which will be followed by oral arguments.


                                     -more-

Repligen Reports Third Quarter 2004 Financial Results, February 11, 2004 Page 7 of 8

Secretin

      o We are currently enrolling patients in a placebo-controlled Phase 2 clinical trial of secretin in schizophrenia. The objective of this study is to determine if secretin can improve the deficits in social cognition common in patients with schizophrenia. This trial will compare the effect of twice weekly dosing of 2 different dose levels of secretin to a placebo over two weeks. There are approximately 2 million people in the United States with schizophrenia.

      o In January we announced that our Phase 3 clinical trial of secretin for autism failed to meet its primary endpoints. We are continuing to analyze the data and we expect to submit a report to the Food and Drug Administration (FDA) this quarter for feedback.

      o We plan to initiate an open-label Phase 1/2 clinical trial of secretin in Obsessive-Compulsive Disorder (OCD) in the second half of this year. Pending approval by the FDA, we plan to dose patients twice a week using subcutaneous administration. There are 3.3 million people in the United States with OCD.

Uridine and Therapeutic Protein A

      o In 2003 we initiated an open-label Phase 1/2 clinical trial of uridine in 20 patients with bipolar disorder or major depression to assess the impact of uridine on the depressive symptoms associated with these disorders, neither of which is adequately treated with existing drugs. We expect to complete enrollment in this study in the next 3 months and plan to announce the results in mid-2004.

      o We own a U.S. composition of matter patent on recombinant Protein A and have licensed a patent application from the University of California, San Diego for therapeutic uses of Protein A. The patent application is based on the discovery that Protein A targets specific B-cells and claims the use of Protein A in the treatment of various autoimmune diseases and B-cell cancers. We plan to submit an Investigational New Drug application to the FDA to conduct a clinical trial with Protein A later this year.

Specialty Pharmaceuticals

      o In May 2003, we announced the results of a large clinical trial of SecreFlo(TM) in which the use of SecreFlo(TM) significantly reduced the incidence of pancreatitis following a gastrointestinal procedure called ERCP. In February 2004, we terminated the September 1999 Licensing Agreement with ChiRhoClin, based on ChiRhoClin's failure to meet its obligations including to use best efforts to obtain FDA approval of secretin for post-ERCP pancreatitis. According to the terms of the Licensing Agreement, Repligen has the right to recover certain payments made to ChiRhoClin, totaling approximately $5 million, from ChiRhoClin's share of royalties on future sales of SecreFlo(TM). Repligen retains the right to sell SecreFlo(TM) until such payments have been recovered.

About Repligen Corporation

Repligen Corporation is a biopharmaceutical company committed to being the leader in the development of novel therapeutics for profound neuropsychiatric disorders with particular emphasis on applications for children. Repligen has a Specialty Pharmaceuticals business comprised of rProtein A(TM) and SecreFlo(TM), the profits from which will be used to partially support the development of our proprietary products. Repligen's corporate headquarters are located at 41 Seyon Street, Building #1, Suite 100, Waltham, MA 02453. Additional information may be requested from www.repligen.com.


                                     -more-

Repligen Reports Third Quarter 2004 Financial Results, February 11, 2004 Page 8 of 8

                             SELECTED FINANCIAL DATA

Operating Statement Data:

                                            Three Months Ended             Nine Months Ended
                                               December 31,                   December 31,
                                            2003           2002           2003           2002
                                        --------------------------------------------------------

Total revenue                           $ 1,321,000    $ 2,417,000    $ 4,801,000    $ 5,724,000
Cost of revenue                             782,000      1,141,000      2,378,000      2,472,000
                                        -----------    -----------    -----------    -----------
Gross profit                                539,000      1,276,000      2,423,000      3,252,000

Operating expenses:
  Research and development                1,850,000      1,363,000      5,181,000      3,845,000
  Selling, general and administrative       916,000        819,000      3,830,000      2,711,000
                                        -----------    -----------    -----------    -----------
       Total operating expenses           2,766,000      2,182,000      9,011,000      6,556,000
                                        -----------    -----------    -----------    -----------

Loss from operations                     (2,227,000)      (906,000)    (6,588,000)    (3,304,000)

Investment income                           100,000        140,000        293,000        465,000
                                        -----------    -----------    -----------    -----------

Net loss                                $(2,127,000)   $  (766,000)   $(6,295,000)   $(2,839,000)
                                        ===========    ===========    ===========    ===========

Basic and diluted net loss per share
outstanding                             $      (.07)   $      (.03)   $      (.21)   $      (.11)
                                        ===========    ===========    ===========    ===========

Weighted average number of basic and
diluted shares outstanding               29,878,000     27,316,000     29,575,000     26,979,000
                                        ===========    ===========    ===========    ===========

Balance Sheet Data:
                                             December 31, 2003    March 31, 2003
                                             -----------------    --------------
Cash and investments                            $25,659,000        $18,909,000

Total assets                                    $33,150,000        $26,793,000

Stockholders' equity                            $30,343,000        $24,550,000

This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements regarding current or future financial performance, management's strategy, plans and objectives for future operations, clinical trials and results, litigation strategy, product research, intellectual property, development and manufacturing plans and performance such as the anticipated growth in target markets, including, without limitation, the market for autoimmune disease treatment and the monoclonal antibody market and projected growth in product sales, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with: the success of current and future collaborative relationships, the success of our clinical trials and our ability to develop and commercialize products, our ability to obtain required regulatory approvals, our compliance with all Food and Drug Administration regulations, our ability to obtain, maintain and protect intellectual property rights for our products, the risk of current and future litigation regarding our patent and other intellectual property rights, the risk of litigation with collaborative partners, our limited sales and marketing experience and capabilities, our limited manufacturing capabilities and our dependence on third-party manufacturers and value-added resellers, our ability to hire and retain skilled personnel, the market acceptance of our products, our ability to compete with larger, better financed pharmaceutical and biotechnology companies that may develop new approaches to the treatment of our targeted diseases, our history of losses and expectation of incurring continued losses, our ability to generate future revenues, our ability to raise additional capital to continue our drug development programs, our volatile stock price, the effects of our anti-takeover provisions, and other risks detailed in Repligen's filings with the Securities and Exchange Commission. Repligen assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

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